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                                                                    EXHIBIT 23.1



                 Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 2004 Performance Incentive Plan of Lions Gate Entertainment Corp. of our report dated June 28, 2004 with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in its Current Report on Form 8-K dated January 21, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
January 24, 2005